UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_______________

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 18, 2022

 ALPHA METALLURGICAL RESOURCES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-38735	81-3015061
(Commission File Number)	(IRS Employer Identification No.)

340 Martin Luther King Jr. Blvd. Bristol, Tennessee 37620
(Address of Principal Executive Offices, zip code)

(423) 573-0300
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AMR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company      ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

TABLE OF CONTENTS

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
Signatures
Exhibit Index

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 8, 2022, Alpha Natural Resources, Inc. (the “Company”) announced that its chief executive officer and chairman, David J. Stetson, will retire from his role as chief executive officer effective as of the end of the day on December 31, 2022. The Company’s board of directors (the “Board”) has determined that Mr. Stetson will thereafter serve as executive chairman of the Board.

Also on August 8, 2022, the Company announced that Charles Andrew (“Andy”) Eidson, who currently serves as the Company’s president, has been appointed by the Board to serve as the Company’s chief executive officer, effective as of January 1, 2023. The Board also approved an increase in the size of the Board to eight members, and the appointment of Mr. Eidson as a director, also effective as of January 1, 2023. Mr. Eidson will serve as a director of the Company until the Company’s 2023 annual meeting of stockholders, or until his successor is elected and qualified or until his earlier resignation or removal.

Employment Agreement with Mr. Eidson

In connection with his appointment as the Company’s chief executive officer, Mr. Eidson and the Company have entered into an employment agreement dated November 18, 2022 (the “Employment Agreement”). Under the terms of the Employment Agreement, Mr. Eidson will serve as the Company’s chief executive officer through November 18, 2024, and during any renewal period (the term automatically renews for successive 12-month periods unless terminated by either party with 90 days’ written notice). Mr. Eidson’s annual base salary will be $850,000, which may be increased from time to time at the sole discretion of the Board’s Compensation Committee (the “Committee”).

Beginning in 2023, and for each year thereafter during the term, Mr. Eidson will be eligible to receive an annual bonus to the extent earned based on performance against annual performance criteria established by the Committee under the Company’s Annual Incentive Bonus Plan (the “AIB”). Mr. Eidson’s annual target and maximum bonus opportunities will be 125% and 250% of his base salary, respectively, subject to applicable performance criteria.

In 2023, Mr. Eidson will continue to participate in the Company’s 2018 Long-Term Incentive Plan (as amended or restated from time to time, the “LTIP”) at a target amount equal to 300% of annual base salary, in accordance with the terms of the LTIP.

If Mr. Eidson is terminated without cause or resigns for good reason (each as defined in the Employment Agreement), he will be entitled to receive the following severance benefits, subject to his execution of a release of claims:

•an amount equal to (i) 2 times base salary plus (ii) 2 times target bonus for the year in which the termination becomes effective, payable in equal installments for 24 months following the date of termination;
•for any equity-based awards that are outstanding as of the date of termination, any unvested tranche of each award will service-vest on a pro rata basis based on the period of time that Mr. Eidson was employed during the applicable vesting period for that tranche, with any awards that are also subject to performance-vesting conditions remaining outstanding subject to the achievement of the applicable performance goals as provided under the terms of the applicable award agreement;
•earned and accrued but unpaid individual bonuses or individual incentive compensation for prior years; and
•reimbursement by the Company for Consolidated Omnibus Budget Reconciliation Act (COBRA) health and dental insurance premiums and life insurance premiums for him and his dependents until the earliest of Mr. Eidson obtaining the age of 65, the date he becomes eligible to participate in another employer’s group health plan and 18-months following the date of termination (the “Continuation Benefits”).

If Mr. Eidson is terminated without cause or resigns for good reason during the period beginning 90 days prior to and ending twelve months following a change in control (as defined in the Employment Agreement), he will be entitled to receive the following enhanced severance benefits, subject to his execution of a release of claims:

•an amount equal to (i) 2.5 times base salary plus (ii) 2.5 times the target annual bonus for the year in which the termination occurs, payable in equal installments for 30 months following the date of termination;
•service-vesting of all equity awards with any awards that are also subject to performance-vesting conditions remaining outstanding subject to the achievement of the applicable performance goals as provided under the terms of the applicable award agreement;
•payment of the pro rata share of his individual annual bonus or individual annual cash incentive compensation, based on target performance, for the year of termination;
•earned and accrued but unpaid individual bonuses or individual incentive compensation for prior years; and
•the Continuation Benefits.

If Mr. Eidson’s employment is terminated due to death or disability, he will be entitled to receive earned and accrued but unpaid individual bonuses or individual incentive compensation for prior years and the Continuation Benefits (other than life insurance premiums in the case of his death).

Under the Agreement, Mr. Eidson agrees that, following a termination of his employment for any reason, he will not, for a two year period, undertake activities that compete with the business of the company. The Employment Agreement also contains other customary terms and conditions.

This description of the Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Employment Agreement attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Transition Agreement with Mr. Stetson

In connection with his transition to executive chairman, Mr. Stetson and the Company have entered into an agreement dated November 18, 2022 (the “Transition Agreement”). Under the terms of the Transition Agreement, Mr. Stetson will resign as the Company’s chief executive officer as of the end of the day on December 31, 2022, at which time the Amended and Restated Employment Agreement between Mr. Stetson and the Company, dated January 26, 2021, will terminate and be replaced by the Transition Agreement. Mr. Stetson will become the Company’s executive chairman on January 1, 2023. He will serve as executive chairman until the end of the day on December 31, 2023, at which time his status as an employee of the Company will terminate. On January 1, 2024, Mr. Stetson will become non-executive chairman and will serve in that capacity until April 30, 2024. The Board has agreed to nominate Mr. Stetson for reelection to the Board at the 2023 annual meeting of stockholders.

Per the Transition Agreement, during Mr. Stetson’s tenure as executive chairman, he will remain a fulltime employee of the Company and will have the duties, responsibilities and authorities customarily associated with his position, as approved by the Board of Directors. Either the Company or Mr. Stetson may terminate his employment with the Company upon proper notice.

During his service as executive chairman, Mr. Stetson will be compensated, in addition to general employee benefits, as follows:

•Annual base salary of $800,000, pro-rated for any partial year of service as executive chairman;
•Participation in the AIB, with an annual target bonus opportunity of 100% of annual base salary, and a maximum bonus opportunity of 200% of annual base salary;
•Participation in the LTIP, with an annual target award amount of 200% of annual base salary, consisting of performance share units and restricted share units; and
•A one-time equity award of 30,000 restricted stock units, granted on November 18, 2022, with 10,000 shares to be vested on January 1, 2023, 10,000 shares to be vested on June 30, 2023, and 10,000 shares to be vested on December 31, 2023, provided, however, that upon Mr. Stetson’s involuntary departure from the Board, all unvested units shall immediately vest.

This description of the Transition Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Transition Agreement attached to this Current Report on Form 8-K as Exhibit 10.2 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1	Employment Agreement, dated November 18, 2022, by and between Alpha Metallurgical Resources, Inc. and C. Andrew Eidson
Exhibit 10.2	Transition Agreement, dated November 18, 2022, by and between Alpha Metallurgical Resources, Inc. and David J. Stetson
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alpha Metallurgical Resources, Inc.

Date: November 21, 2022	By:	/s/ J. Todd Munsey
Name: J. Todd Munsey
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 10.1	Employment Agreement, dated November 18, 2022, by and between Alpha Metallurgical Resources, Inc. and C. Andrew Eidson
Exhibit 10.2	Transition Agreement, dated November 18, 2022, by and between Alpha Metallurgical Resources, Inc. and David J. Stetson
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)